EX. 23

CONSENT OF INDEPENDENT ACCOUNTANTS





Board of Directors
Temporary Financial Services, Inc. and Subsidiary


We hereby consent to the use in this Registration Statement on Form SB-2 of our report, dated February 15, 2001, relating to the consolidated financial statements of Temporary Financial Services, Inc. and Subsidiary. We also consent to the reference to our Firm under the captions "Experts" in the Prospectus.


/s/ LeMASTER & DANIELS PLLC
Certified Public Accountants




Spokane, Washington
October 29, 2001